SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, Suite 200

Bradenton, Florida 34205

 (Address of principal executive offices) (Zip Code)

 (941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Registrant held its Annual Meeting of Stockholders on September 21, 2012 (the “Annual Meeting”). At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term of one year expiring at the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) approved our 2011 Stock Option Plan; and (iii) ratified the appointment of W.T. Uniack & Co. CPA’s P.C. to serve as our independent registered public accounting firm for 2012.

Set forth below are the preliminary voting results for these proposals:

Item 1:	The election of four directors for a one-year term expiring at the 2013 Annual Meeting
	For	Withheld	Broker Non-Votes

Pierre Quilliam	458,153,074	9,962,530	187,808,153
Allan Breitkreuz	459,644,633	8,470,971	187,808,153
Christian Quilliam	454,063,916	14,051,688	187,808,153
Denise Quilliam	447,245,338	20,870,266	187,808,153
Lewis Georges	462,012,100	6,103,504	187,808,153
Thomas Ridenour	461,759,099	6,356,505	187,808,153

Item 2:	Approval of 2011 Stock Option Plan
	For	Against	Abstain	Broker Non-Votes
	444,454,594	22,580,601	1,080,409	187,808,153

Item 3:	The ratification of the appointment by the Company of W.T. Uniack & Co. CPA’s P.C. as the Company’s independent registered public accounting firm for 2011
	For	Against	Abstain
	643,863,429	12,014,978	45,350

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Voting was based upon 1 vote for each share of Class A Common Stock and 40 votes for each share of Class B Common Stock.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: September 26, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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